Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2022, with respect to the consolidated carve-out financial statements of Elkay Manufacturing Water Solutions Business Unit, filed as Exhibit 99.1 to this Form 8-K/A. We consent to the incorporation by reference of the aforementioned report into the Registration Statements of Zurn Elkay Water Solutions Corporation on Form S-8 (Registration Nos. 333-266337, 333-260107, 333-232900, 333-212811, 333-197444, 333-180450, 333-180434), and on Form S-3 (Registration No. 333-234052).

/s/ GRANT THORNTON LLP

Chicago, Illinois
September 8, 2022